[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED
    WITH THE COMMISSION, PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURTIES ACT OF 1933, AS AMENDED.

                       BUSINESS ALLIANCE AGREEMENT

This BUSINESS ALLIANCE AGREEMENT ("Agreement") is made and entered into as of the date the last signature below is affixed (hereinafter "Effective Date"), by and between uniView Technologies Products Group, Inc., a Texas corporation, with its principal place of business at 17300 North Dallas Parkway, Suite 2050, Dallas Texas 75248 ("UNIVIEW") and Zoned In, Inc. with its principal place of business at 4910 Blue Lake Drive, Suite 204, Boca Raton, Florida 33431 ("Zoned In").

      A. Whereas, UNIVIEW develops and markets set top boxes for, among other things, accessing the Internet;

      B. Whereas, UNIVIEW has access to the trademark "Curtis Mathes(R)" for use in relation to set top boxes;

      C. Whereas, Zoned In offers a secured Internet network accessed through set top boxes and other methods; and

      D. Whereas, UNIVIEW desires to fulfill Zoned In's orders for set top boxes and Zoned In desires to utilize uniView's expertise in the production of a set top box ("Z-Box") utilizing the Curtis Mathes trademark.

     Now, Therefore, the parties hereby agree as follows:

1.0  AGREEMENT DOCUMENTS AND DEFINITIONS

1.1 Agreement Documents: This Agreement is comprised of this Agreement and the following Exhibits, that may be amended from time to time by written approval of both parties, which are attached hereto and made a part hereof:

     Exhibit A -    Zoned In's Specified Features
     Exhibit B -    UNIVIEW's Specifications

1.2  Definitions:

     1.2.1 Zoned In's Specified Features shall mean a detailed description of the desired features of the Product.

     1.2.2 UNIVIEW's Specifications shall mean the hardware reference platform specification developed in accordance with Zoned In's Specified Features, defining the Product.

     1.2.3 Product shall mean an enclosed set top box for use in accessing the Internet ("Z-Box"), which conforms to Zoned In's Specified Features, manufactured according to UNIVIEW's Specifications, and which contains the Curtis Mathes trademark. The Product may consist of two versions, a consumer model and a business model.

     1.2.4 Confidential Information shall mean Zoned In's Specified Features, UNIVIEW's Specifications, this Agreement, and all other proprietary information relating to the subject matter of this
     Agreement furnished by one Party to the other Party under this Agreement and designated as confidential, where possible in writing, by an appropriate legend, such as "Zoned In Confidential Proprietary" or "UNIVIEW Confidential Proprietary", and if disclosed orally, that which is identified at the time of oral disclosure as being confidential and being confirmed within thirty (30) days after such oral disclosure in written and/or graphic model form and designated by the disclosing party in writing as confidential by such legend.

2.    PRODUCT DEVELOPMENT AND ACCEPTANCE

2.1 Pursuant to the terms of this Agreement, the parties will work together to develop and customize the most functional and cost effective Product from an existing hardware reference platform specification by creating a derivative specification, which incorporates Zoned In's Specified Features. Zoned In will provide its Specified Features to UNIVIEW and UNIVIEW will design and integrate those features with the existing hardware reference platform. The parties recognize that technical assistance and discussions will be required, from time to time, to assist UNIVIEW in integrating Zoned In's Specified Features into the Product. UNIVIEW and Zoned In agree to mutually cooperate to resolve technical issues in order to efficiently resolve technical questions as they might arise. Each party agrees to bear its own costs associated with any such assistance.

     2.1.1 Whenever possible Zoned In will provide the hardware and appropriate drivers for peripheral devices that connect to the
     Product. However, the parties agree to work together on the interfacing issues relating to such devices. In addition, UNIVIEW will work on all issues pertaining to the Product interfacing with the Internet and Zoned In's secured network.

     2.1.2 The Graphic User Interface (GUI) shall only display Zoned In's trademark or trademarks approved by Zoned In into the home page of the Z-Box.

     2.1.3 User authentication shall be accomplished through smart cards. Zoned In will enable smart cards to be sent to users prior to the user's receipt of the Z-Box. The smart card will automatically register and authenticate the user at an authentication site located within Zoned In's default Internet Service Provider (ISP).

2.2 UNIVIEW will develop and provide to Zoned In a Product prototype with per unit pricing no later than thirty (30) days after UNIVIEW receives Zoned In's Specified Features. This prototype shall contain all of Zoned In's Specified Features, or may contain whatever feature set to which the parties may mutually agree in order to expedite delivery of the initial prototype. The prototype shall also include the GUI that incorporates Zoned In's trademark into the home page of the Z-Box. Once Zoned In accepts the prototype, UNIVIEW shall provide nineteen (19) additional like prototypes to Zoned In no later than fifteen (15) days after acceptance.

2.3 Zoned In shall have thirty (30) days from the date it receives the initial Product prototype in which to accept or reject such Product prototype in writing.

     2.3.1 Acceptance or rejection shall be based upon a determination by UNIVIEW and Zoned In as to whether the delivered Product prototype operates substantially in accordance with Zoned In's Specified Features and whether the per unit pricing is acceptable. Such acceptance shall not be unreasonably withheld. If Zoned In fails to deliver to UNIVIEW its written acceptance or rejection within the thirty (30) day acceptance period, the Product prototype shall be deemed accepted and approved for production.

     2.3.2 If Zoned In gives UNIVIEW written notice of rejection of the Product prototype or pricing within the thirty (30) day acceptance period, then the parties will cooperate in determining a corrective action plan, which may include modification of Zoned In's Specified Features to obtain more favorable pricing. If the parties have attempted good faith corrective actions and the corrected Product prototype still fails to operate substantially in accordance with Zoned In's Specified Features or if the pricing is still unacceptable, then either party shall have the right to terminate this Agreement. Upon such termination, all Confidential Information shall be returned to its owner.

3.0  PRICING, REVENUE SHARING AND PAYMENT

3.1 For manufacturing quantities of the Product, pricing shall be based upon written estimates provided from time to time by UNIVIEW to Zoned In. Such pricing shall be finalized as may be mutually agreed prior to mass production of the Product. Based upon initial discussions of the potential features of the Product, the initial target price for the basic consumer model of the Product is estimated to be **** per unit and the initial target price for the basic business model of the Product is estimated to be **** per unit. To the extent additional features are added to or subtracted from the Product, the parties agree to revise pricing in advance of manufacturing.

3.2 UNIVIEW shall provide its engineering and development services to Zoned In at its cost, which costs shall be estimated by UNIVIEW and pre-approved by Zoned In before they are incurred. These costs may be waived by mutual agreement for any designated engineering project.

3.3 The parties agree to share the monthly fees collected from placement of the Product with a customer, as may be mutually agreed, and to further explore other sources of revenue sharing as additional streams of revenue are developed. UNIVIEW shall receive **** per unit per month for each Product unit placed with a customer.

     3.3.1 Zoned In shall pay all revenue owed to UNIVIEW monthly, within fifteen (15) days after the end of each month. When making a payment, Zoned In shall provide a written unaudited report, which identifies the transactions giving rise to such payment. Zoned In shall keep and maintain at its principal office, accurate, true and complete books, records, accounts and all other information necessary for an exact determination of all revenue with respect to which payments are due to UNIVIEW hereunder for all periods.

     UNIVIEW will, upon request, have the right to audit such transactions at its expense; however, the cost of any audit that reveals an underpayment in excess of five percent (5%) of the amount owing for the reporting period in question shall be borne entirely by Zoned In.

     3.3.2 Zoned In or a third party acting on Zoned In's behalf shall provide an irrevocable Letter of Credit (LC) to the manufacturer of the Product to secure payment for the Product a minimum of twelve (12) weeks prior to any requested delivery date. Zoned In has the final responsibility for providing the LC, however, UNIVIEW agrees to provide any reasonable and necessary assistance to Zoned In to obtain an LC.

4.0  ORDERS AND DELIVERY

4.1  The initial delivery forecasted for Products shall be as follows:

          **** units on September 1, 2000
          **** units on October 1, 2000
          **** units on November 1, 2000
          **** units on December 1, 2000

     Should either party determine that this schedule is impossible for any reason, it must notify the other party in writing within five (5) days of such determination at the addresses shown in this Agreement.

4.2 Delivery schedules for additional Product orders shall be as mutually agreed in writing. Normally, orders must be received a minimum of twelve (12) weeks in advance of a requested delivery date.

4.3 Zoned In shall keep UNIVIEW informed of its sales, orders received, and forecasts of Product requirements.

4.4 UNIVIEW shall keep Zoned In informed of any changes in production scheduling and the parties agree to coordinate Product orders and Product delivery dates to meet Zoned In's requirements as closely as possible.

4.5 Zoned In agrees to obtain UNIVIEW's advance approval of sales and purchase orders in excess of 250,000 units in order to determine appropriate delivery dates.

4.6 Within two (2) business days after procurement, Zoned In shall provide UNIVIEW with a paper copy of all purchase orders. However, Zoned In may choose to supply purchase orders via e-mail. Specifically, all orders taken on line will be delivered to UNIVIEW via e-mail.

4.7 Upon execution of this Agreement, Zoned In shall provide UNIVIEW with a copy of all existing customer contracts for the placement and sale of Products. Within two (2) business days after procurement, Zoned in shall provide UNIVIEW with a copy of all customer contracts for the placement and sale of Products entered into after the date of this Agreement. Within two (2) business days after procurement, UNIVIEW will provide to Zoned In any OEM agreements it intends to rely on to fulfill Zoned In's Purchase orders. If UNIVIEW enters into subsequent OEM agreements Zoned IN shall be notified within two (2) business days thereof.

4.8 Within five (5) business days after receiving a written purchase order from Zoned In, UNIVIEW shall provide Zoned In with a Product delivery schedule for the purchase order.

4.9 All deliveries will be made C.I.F. Zoned In's designated distribution center(s), except that UNIVIEW will make freight arrangements in accordance with Zoned In's reasonable instruction, if any, and Zoned In shall be responsible for freight, duty, insurance and other associated charges. All PRODUCT will be delivered in individual packaging co-branded with Zoned In's and UNIVIEW's "Curtis Mathesr" trademarks. The packaging shall be pre-approved by Zoned In.

4.10 Possession and risk of loss shall pass to Zoned In at delivery. Zoned In shall pay all costs of insurance from the time of possession. UNIVIEW shall cooperate fully with Zoned In with respect to Zoned In's obtaining insurance protection for the Products.

5.0 LICENSE AND OWNERSHIP RIGHTS

5.1 All right, title and interest in and to preexisting technology of each party, including all underlying intellectual property rights, shall remain vested with the respective party of origin, and no licenses are granted to either party to use such rights other than as expressly authorized in this Agreement.

5.2 UNIVIEW shall own any underlying copyright, patent and trade secret rights in any and all portions of the Product created solely by UNIVIEW in the performance of this Agreement. Zoned In shall own any underlying copyright, patent and trade secret rights in any and all portions of the Product created solely by Zoned In.

5.3 All intellectual property, which is created as a joint effort with no clear definition of credit, may be mutually owned property but cannot be used or promoted without the consent or participation by both parties. Such potential mutually owned intellectual property will be specified and agreed prior to commencement of development.

5.4 Zoned In shall have a perpetual, world-wide, royalty-free, non-exclusive license for the special application of UNIVIEW needed to convert the set top box platform into the customized Zoned In Product, with the right to sublicense the application to its customers only. Provided that Zoned In substantially meets its delivery forecasts as set out in paragraph 4.1 above, the Z-Box as configured for Zoned In shall be provided exclusively to Zoned In and UNIVIEW agrees that it will not sell the Z-Box to another party for a period of three years after termination of this agreement.

5.5 UNIVIEW shall have, for purposes of manufacturing the Product for Zoned In, a perpetual, world-wide, royalty-free, non-exclusive license for any Zoned In proprietary software necessary in the manufacture of the Product, with right to sublicense such software, including all confidential know-how, methods, inventions, discoveries and other proprietary information, in the manufacture of the Product. However, Zoned In will be consulted prior to a sublicense agreement being granted under this part for its approval. In addition, any sublicensor shall provide Zoned In with non-disclosure non-compete agreements as required by Zoned In.

5.6   Any  off-the-shelf software UNIVIEW provides to Zoned In for  Zoned
In's own use or for sublicensing to Zoned In's end users will be furnished only under the terms of separate Software License Agreements that may be in the form of a written agreement, shrink-wrap or break-the-seal as may be required by UNIVIEW's suppliers. These agreements contain provisions, under which Zoned In agrees to be bound, relating to software ownership, protection, trademark display and conditions for sublicensing the software to Zoned In's customers. The software is UNIVIEW's own or UNIVIEW's supplier's Proprietary information. All required software under this section shall be pre-approved by Zoned In and Zoned In may contact suppliers directly for licensing rights there under. The software referred to in this section does not include the software required to operate the Z-Box as purchased herein. Any software required to operate the Z-Box shall be included in the price of the Z-Box and all of Zoned In's rights to the software may be transferred with the purchase of the Z-Box under the first sale doctrine.

6.0  MARKETING AND CUSTOMER SERVICE

6.1 The parties will cooperate to plan and execute joint seminars, public relations events, press releases, participation in trade shows, conventions and conferences, as mutually deemed appropriate.

6.2 Each party shall provide customer support as may be mutually agreed. UNIVIEW shall provide customer support for the Product and Zoned In shall provide customer support for its software.

7.0  CONFIDENTIALITY

7.1 Neither party will, for a period of three (3) years from the receipt of Confidential Information from the other party, publish or disseminate, except to employees with a need to know, any such Confidential Information.

7.2  Information shall not be considered "Confidential Information" if it
(i) is not clearly marked as being confidential by the transferring party or if disclosed orally, is not confirmed in writing and so marked within thirty (30) days of disclosure, (ii) was previously known by the receiving party, (iii) becomes public knowledge without breach of this Agreement, (iv) is at any time independently developed by the receiving party, (v) approved for release by the party designating the information as Confidential, or (vi) is lawfully obtained from a third party or parties without a duty of confidentiality.

7.3 The obligations of the respective parties set forth in this Section shall survive either the termination or expiration of this agreement.

7.4 Notwithstanding the above, the Receiving Party may use Residuals of any portion of the Confidential Information to develop products and services and to provide such other products and services to third parties. The term "Residuals" means information in non-tangible form, which may be retained by employees of the Receiving Party without the use of rote memorization and who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. No patent or copyright rights of the Disclosing Party are granted, either expressly or by implication, in connection with any use of Residuals of any portion of the Confidential Information.

8.0  PRODUCT CHANGE

8.1 UNIVIEW reserves the right to make modifications to the Product and its components. UNIVIEW agrees to notify Zoned In of any change to the Product that may affect Zoned In's Specified Features, reliability of the Product or the packaging media. UNIVIEW shall provide Zoned In with written notification of the aforementioned changes not less than thirty
(30) days prior to the proposed change. In the event any proposed change affects the operation, reliability or life of the Product, or the ability to interface the Product with other products, and in the event UNIVIEW and Zoned In fail to reach agreement thereon, Zoned In shall have the right to terminate this Agreement and/or any or all outstanding purchase orders for the Product, in whole or in part.

9.0  TERM, TERMINATION AND CANCELLATIONS

9.1 The initial term of this Agreement shall begin on the Effective date hereof and shall continue from year to year unless otherwise terminated hereunder.

9.2 This Agreement may be terminated by either party under the circumstances and with the consequences provided in this section or as otherwise stated in this Agreement.

     9.2.1. If either party hereto becomes insolvent or bankrupt or admits its inability to pay its debts as they mature, or makes an assignment for the benefit of its creditors, or ceases to function as a going concern or to conduct its operations in the normal course of business, or if the majority of the ownership or control of either party is acquired by another enterprise reasonably considered to be a competitor of the other party, or if either party acquires a majority interest in such an enterprise, the other party shall have the right to terminate this Agreement immediately and such termination shall occur upon the giving to the other party of notice of its intention so to terminate. For purposes of the foregoing, "control" shall mean the direct or indirect ability or power to direct, or cause the direction of, the management and policies of a party, whether through the ability to vote a party's securities, by contract or otherwise. It is understood that Zoned In is in a joint venture with a biometric company that will provide hardware features associated with its secured portal service. The parties agree that this does not constitute a competitor as contemplated in this section.

     9.2.2 If either party breaches this Agreement, the other party shall have the right to terminate this Agreement in whole or any portion hereof. Termination as a result of breach by either party shall not be effective unless: (i) the breach is a material breach,
     (ii) the party wishing to terminate provides written notice to the other party of the occurrence and nature of the breach, and (iii) the party to whom such notice was given fails to correct the breach with thirty (30) days of receipt of such notice.

     9.2.3 If either party wishes to terminate this Agreement or a portion thereof solely for the convenience of such party, that party shall have the right to terminate this Agreement by giving written notice to that effect to the other party, such termination to be effective thirty (30) days after the giving of such notice.

     9.2.4 Either party may terminate this Agreement if it determines, in the exercise of good faith that completion of the work under Section 2 is infeasible. Termination under this section
     9.2.4 can be accomplished by giving written notice to that effect to the other Party. Such termination will be effective thirty (30) days after the giving of such notice.

9.3  Cancellation or Delay of Production Orders

     9.3.1 Zoned In and UNIVIEW agree to comply with the terms and conditions of the manufacturing contract between UNIVIEW and the designated manufacturer of the Product including, among others, obligations regarding cancellation of accepted purchase orders and delays in Product shipments.

     9.3.2 If UNIVIEW notifies Zoned In that the manufacturer cannot deliver Product as promised within sixty (60) days or less before the scheduled ship date, UNIVIEW agrees to use its best efforts to ensure delivery of Product as soon as possible.

9.4 However, in the event a customer contract extends beyond any termination or expiration of this Agreement, such products or services shall remain in effect for the agreed upon time specified in the customer agreement, subject to all of the terms and conditions of this Agreement as if it were still in effect with respect to such products or services.

10.0 CRITICAL COMPONENT LIABILITY

10.1 UNIVIEW's products are not designed, intended or authorized for use as critical components in life support or safety devices or systems or for any other application in which the failure of UNIVIEW's product could create a situation where personal injury or death may occur without the express written approval of UNIVIEW.

11.0 PRODUCT WARRANTY

11.1 Product warranties shall be as provided by the manufacturers of the Product. UNIVIEW and Zoned In understand that the current warranty of the initial manufacturer is that the Product(s) will be free from material defects in material and workmanship for a period of twelve months from the sale to the end-user with a maximum period of fifteen
(15) months from expedition date from the factory. This warranty is limited to the repair or replacement of the defective product, which must be returned to the manufacturer according to its "Return Procedure." UNIVIEW agrees to assist Zoned In customers with their warranty claims as part of the customer service provided by UNIVIEW. Zoned In shall make no warranties with respect to the products or services provided or rendered by UNIVIEW under this Agreement except as authorized in writing by UNIVIEW. Zoned In acknowledges that, except as may be provided in this agreement or otherwise provided by UNIVIEW in writing, NO OTHER WARRANTIES ARE CREATED BY THIS AGREEMENT, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

12.0 INTELLECTUAL PROPERTY INDEMNIFICATION

     12.1.1     UNIVIEW represents and warrants that during the  Term  of
     this Agreement, the Product and services, when properly used as contemplated herein, will not infringe or misappropriate any United States copyright, trademark, patent, or the trade secrets of any third persons; provided that (i) UNIVIEW is given prompt written notice of such claim; (ii) UNIVIEW is given the right to control and direct the investigation, preparation, defense or settlement of any claim; (iii) Zoned In fully cooperates with UNIVIEW in the investigation, preparation, defense or settlement of any claim; (iv) Zoned In has in all respects complied with the terms of this Agreement, and (v) the alleged infringement was not caused by Zoned In's alteration of the Product or use of it in combination with other software, equipment or technology not approved in writing by UNIVIEW.

     12.1.2 Upon being notified of such a claim, UNIVIEW shall in its sole discretion (i) defend through litigation or obtain through negotiation the right of Zoned In to continue using the Product;
     (ii) rework the Product so as to make it noninfringing while preserving the original functionality, or (iii) replace the Product with articles having substantially equivalent functionality. If UNIVIEW determines that none of the foregoing alternatives provide an adequate remedy, UNIVIEW may terminate this Agreement with respect to such infringing Product upon advance written notice to Zoned In and, in discharge of its obligations, refund an equitable portion of fees actually paid by Zoned In for the infringing Product or services. THESE ARE THE SOLE AND EXCLUSIVE REMEDIES AVAILABLE FOR BREACH OF THE WARRANTY PROVIDED IN THIS SUBSECTION

12.2 Zoned In agrees to defend, at its expense, any suits against UNIVIEW based upon a claim that any article furnished hereunder by Zoned In to UNIVIEW for use in connection with the Product, directly infringes a trade secret, a U.S. patent, a mask work right, or a copyright, and to pay costs and damages finally awarded in any such suit, provided that Zoned In is notified promptly in writing of the suit and at Zoned In's request and at its expense is given control of said suit and all requested reasonable assistance for defense of same. This indemnity does not extend to any suit based upon any infringement or alleged infringement of any patent, mask work right, or copyright by the combination of any article furnished by Zoned In with other elements if such infringement would be avoided by the use of the article alone. The foregoing states the entire liability of Zoned In for trade secret, patent, mask work right, or copyright infringement.

13.0      LIMITATION OF LIABILITY

13.1 UNIVIEW SHALL NOT BE LIABLE FOR ANY AMOUNT EXCEEDING THE PORTION OF THE TOTAL CONTRACT PRICE ACTUALLY PAID BY ZONED IN. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES DUE TO THE BREACH OF ANY PARTY'S OBLIGATIONS. ZONED IN'S AND UNIVIEW'S SOLE REMEDY FOR ANY BREACH HEREUNDER SHALL BE LIMITED TO REMEDIES SET FORTH HEREIN.

14.0 USE OF NAME AND TRADEMARK

Nothing contained in this agreement shall be construed as conferring any rights to use in advertising, publicity, or other activities any name, trademark, or other designation of either party hereto, including any contraction, abbreviation, or simulation of any of the foregoing without the express written approval of the other party.

15.0 EQUITY PARTICIPATION

15.1 The parties hereby agree to a mutual equity participation in connection with this Agreement. UNIVIEW agrees to issue to Zoned In a warrant to purchase one (1) share of uniView Technologies Corporation par value $.10 common stock, exercisable at **** per share, for every Z-Box shipped, up to 1 **** warrants; and Zoned In agrees to issue to UNIVIEW a warrant to purchase one (1) share of Zoned In par value $.001 common stock at **** per share for every **** Z-boxes shipped, up to **** warrants. The warrants become available to each party as the Product ships and are exercisable for three years thereafter.

15.2 Each party represents and warrants to the other that the issuance of their respective shares of common stock (collectively, the "Shares") will have been authorized by all necessary action, corporate or otherwise, and that upon delivery of the stock certificates representing the shares, the shares shall be validly issued, fully paid, and non-assessable.

15.3 Each party represents to the other that it is acquiring the Shares for its own account for investment purposes only and not with a view towards distribution. The parties understand and agree that it must bear the economic risks of the Shares for an indefinite period of time. Except as expressly set forth above, no representations or warranties have been made to either party by the other, its officers or directors, or any agent, employee or affiliate of any of them regarding either company. Each party has conducted whatever investigations and due diligence activities it deems appropriate in connection with its acquisition of the Shares. Each party understands that no federal or state governmental authority has made any finding or determination relating to the fairness of an investment in the Shares and that no federal or state governmental authority has recommended or endorsed, or will recommend or endorse, the Shares. Each party, in making the decision to acquire the Shares, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties. Each party understands that the Shares have not been registered under the Securities Act or under state securities laws and therefore it cannot dispose of any or all of the Shares unless and until such Shares are subsequently registered under the Securities Act of 1933 and applicable state securities laws or exemptions from such registration are available. Each party acknowledges that a legend substantially as follows will be placed on the certificates representing the Shares:

     THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 OR OTHER EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE), AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION.

16.0 GENERAL PROVISIONS

16.1 This Agreement, including the Exhibits attached hereto and made a part hereof, constitute the entire understanding between the Parties relating to the subject matter hereof. This Agreement supersedes any previous agreements, either oral or written, relating to the subject matter herein.

16.2 This Agreement may not be amended or modified in any respect unless approved in writing and signed by duly authorized officers of the respective Parties.

16.3 This Agreement and its performance shall be governed by, subject to and construed in accordance with applicable United States Federal law and the laws of the State of Florida.

16.4 All captions and descriptive headings used in this Agreement are for convenience of reference only and are not to be used in interpreting the obligations of the Parties under this Agreement.

16.5 Except as required by law, neither Party shall disclose any of the terms and conditions of this Agreement to any third party without the prior written consent of the other Party. However, Zoned In and UNIVIEW will cooperate on making a joint press release regarding the joint development of the Product shortly after this Agreement is signed.

16.6 Notice hereunder shall be deemed to have been sufficiently given when delivered in writing by certified or registered mail, or by a recognized courier service, by either Party to the other and directed to:

If to UNIVIEW:                          If to Zoned In:

Thomas P. O'Mara, President             Lawrence T. Penna, President
uniView Technologies Products           Zoned In, Inc.
Group, Inc                              4910 Blue Lake Drive,
17300 North Dallas Parkway,             Suite 204
Suite 2050                              Boca Raton, Florida 33431
Dallas, Texas 75248

and to:                                 and to:

Bill Park, COO                          Joseph D. Garrity, Esq.
uniView Technologies Products           Zoned In, Inc.
Group, Inc                              4910 Blue Lake Drive,
17300 North Dallas Parkway,             Suite 204
Suite 2050                              Boca Raton, Florida 33431
Dallas, Texas 75248

     16.6.1 Either Party may change its address by a notice given to the other Party in the manner set forth above. Notice given as herein provided shall be construed to have been given seven (7) days after the mailing thereof.

16.7 Neither this Agreement nor any interest hereunder may be transferred or assigned, by operation of law or otherwise, by Zoned In without the prior written consent UNIVIEW. It is the express intent of the parties, that after issuance of a purchase order by Zoned In, UNIVIEW may assign the executory portions of this agreement to a third party to perform the remaining obligations hereunder.

16.8 This Agreement and the obligations and performance of the Parties hereto shall be subject to all laws, both present and future, of any Government having competent jurisdiction over the Parties hereto, and to orders, regulations, licenses, directions or requests of any such Government, or any department, agency or corporation thereof.

16.9 Each of the Parties will act as, and will be, independent in all aspects of their performance of this Agreement. Neither Party will act or have authority to act as an agent for the other Party for any purpose whatsoever. Except as expressly provided in this Agreement, nothing will constitute either Party as agent for the other or either Party the authority to make representations or agreements on behalf to the other, and each Party covenants not to make any representations or to take any actions inconsistent with the foregoing. Nothing in this Agreement will be deemed to constitute or create a joint venture, partnership, pooling arrangement, contractor arrangement or other formal business entity or fiduciary relationship between Zoned In (or any of its affiliates) and UNIVIEW (or any of its affiliates), and nothing in this Agreement shall be constructed as providing for the sharing of profits or losses arising out of the efforts of either of UNIVIEW or Zoned In under this Agreement.

16.10 Zoned In and UNIVIEW agree not to export or reexport, or cause to be exported or reexported, any technical data (including any Technical Information) received hereunder, or the direct product of such technical data, to any country to which, under the laws of the United States, either party is or may be prohibited from exporting its technology or the direct product thereof without first obtaining proper governmental approval.

16.11 If any of the provisions of this Agreement shall be held by a court of competent jurisdiction to be contrary to the law, the remaining provisions of the Agreement shall remain in full force and effect.

16.12 No orders requiring the submission of cost or pricing data, containing a defense priority, or to which the Federal Acquisition Regulation or other U.S. Government procurement requirements are applicable, will be placed pursuant to this agreement. Any such orders shall require separate negotiation, agreement and processing.

16.13 Each party shall be excused from any delay in performance hereunder caused by an occurrence or contingency beyond its reasonable control and despite its best efforts, including, but not limited to, an act of God, war, fire, government requirements, inability to secure materials and transportation difficulties. The affected party shall give the other party prompt written notice of any such delay. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the time period resulting from such excusable delay.

16.14 The failure of either Party to insist in any instance upon the performance by the other Party of any of the terms or conditions, or of the future performance of any of the terms, covenants or conditions, shall not relieve such other Party of its obligations with respect to such performance, and such terms and conditions shall continue in full force and effect.

16.15 Nothing in this Agreement shall preclude either party from entering into similar relationships with other companies, nor shall this Agreement preclude either party from independently developing or marketing any products that are similar to or compete with the other party's products; provided, however, that the recipient of Confidential Information shall not use it for any such purpose.

16.16 In the event of an irreconcilable dispute arising out of or in connection with this Agreement the parties shall not resort to litigation but shall submit to arbitration conducted in Miami, Florida in accordance with the Rules of the American Arbitration Association. The arbitrators shall have the authority to order discovery, depositions, preliminary and permanent injunctions, specific performance, and other equitable relief. The award shall be binding on the parties and may be entered in the courts of any country. The arbitrators shall rule in accordance with the laws of the State of Florida, United States of America. Notwithstanding the foregoing, either party may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written herein.

Zoned  In,  Inc.                           uniView Technologies  Products
                                           Group, Inc.

_/s/ Lawrence T. Penna_____                  _/s/ Thomas P. O'Mara_____
Lawrence T. Penna, President                 Thomas P. O'Mara, President

Date: ___5/23/00__________         Date:___5/25/00____________